UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report April 18, 2006:

Mirenco, Inc.

(Exact name of registrant as specified in its charter)

                      Iowa                     333-41092                  39-1878581

           (State or other jurisdiction   (Commission File Number)     (I.R.S. Employer

          of                                                 Identification No.)

               incorporation or

                organization)

                        206 May Street, P.O. Box 343, Radcliffe, Iowa 50230

(Address of principal executive offices) (Zip Code)

(515)899-2164

Registrant's telephone number, including area code:

              ____________________________________________________

(Former name or former address, if changed since last report)

Item 8.01 Other Events

As previously described in the Form 12b-25, dated and filed with the SEC on March 31, 2006, Mirenco, Inc. was unable to timely file its annual report on Form 10-K for the period ended December 31, 2005. Mirenco, Inc. had stated it intended to file its Report with the SEC on April 17, 2006.

Mirenco, Inc. was unable to file its Annual Report on Form 10-K for the period ended December 31,2005 on April 17, 2006 because the Company’s Auditors had several open items remaining to complete the audit.  It is anticipated the audit will be completed and the 10-K filed on or about April 28, 2006.

Mirenco, Inc. has not been made aware of any disagreements concerning accounting issues between Mirenco, Inc and its Auditors.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          Mirenco, Inc.

Date:    April 18, 2006

By:

         Richard A. Musal, Chief Financial Officer